SIXTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT ("SIXTH
AMENDMENT") BY AND AMONG MARK CENTERS LIMITED PARTNERSHIP
("BORROWER"), MARK CENTERS TRUST ("MCT") AND MELLON BANK, N.A.
                      ("LENDER")

     Borrower, MCT and Lender are parties to a Revolving Credit Loan Agreement dated October 5, 1994, amended by a First Amendment to Revolving Credit Loan Agreement dated November 15, 1995 (the "First Amendment"); a Second Amendment to Revolving Credit Loan Agreement dated February 29, 1996 (the "Second Amendment"); a Third Amendment to Revolving Credit Loan Agreement dated October 3, 1996 (the "Third Amendment"); a Fourth Amendment to Revolving Credit Loan Agreement dated August 7, 1997 (the "Fourth Amendment"); and a Fifth Amendment to Revolving Credit Loan Agreement dated March 24, 1998. The Revolving Credit Loan Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, shall hereinafter be referred to as the "Loan Agreement." Capitalized terms used in this Agreement without definition shall have the same meanings ascribed to those terms in the Loan Agreement.

     Borrower and MCT have requested Lender to agree to modify certain covenants in the Loan Agreement and Lender has agreed to do so on the terms and conditions hereinafter set forth. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Amendments

          (a) Commitment Termination Date. Section 1.1 of the Loan Agreement is amended so that the definition of "Commitment Termination Date" is deleted and the following is substituted therefor: "Commitment Termination Date" means September 30, 1998.

          (b) Repayment. Nothwithstanding anything in the Loan Agreement to the contrary, Borrower shall make monthly payments to the Lender in accordance with the Loan Agreement equal to the greater of (a) $50,000 together with interest thereon as provided in the Loan Agreement or (b) the monthly Operating Income.

     (c) Fees. In addition to any other fees due to Lender under the Loan Documents, Borrower shall pay (a) to Lender, in consideration of the amendments provided herein, the sum of Six Thousand Dollars ($6,000), and (b) to Lender's counsel, Drinker Biddle & Reath LLP, for services previously rendered in connection with prior modifications to the Loan Agreement, the sum of One thousand Two Hundred Seventy Five Dollars ($1,275).

     2. Representations and Warranties. To induce Lender to amend the Loan Agreement as provided herein, Borrower and MCT represent and warrant to Lender as follows:

     (a) Borrower and MCT have full power, authority and legal right to execute and deliver this Sixth Amendment, and this Sixth
Amendment constitutes the valid and binding obligation of Borrower and MCT, enforceable against them in accordance with its terms.

     (b) Neither MCT nor Borrower has any charge, claim, demand, plea or setoff upon, for or against the Loan Agreement or any of the Loan Documents. The outstanding principal balance of the Revolving Credit as of the date hereof is $2,386,825.44, and such sum remains due and payable in accordance with the terms and provisions of the Loan Agreement and other Loan Documents, as modified by this Sixth Amendment.

     (c) No Event of Default exists under the Loan Agreement or any other Loan Document and there is no Unmatured Event of Default under the Loan Agreement or any other Loan Document.

     (d) The execution, delivery and performance of this Sixth Amendment has been duly authorized by all requisite partnership action on the part of Borrower and MCT, and will not violate the partnership documents of Borrower or MCT or any provisions of any law or any order of any tribunal, and will not conflict with, result in a breach of or constitute a default under any mortgage, security agreement, loan or other credit agreement, or any other agreement or instrument to which Borrower or MCT is a party, or result in the imposition of any lien upon the assets of Borrower or MCT except as contemplated by this Sixth Amendment.

     3.   Effectiveness of Loan Documents.   Except as
specifically amended by this Sixth Amendment, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. References in any of the Loan Documents to the Loan Agreement shall hereafter be deemed to mean and refer to the Loan Agreement as amended by this Sixth Amendment.

     4.   Reaffirmation of Guaranty.    MCT acknowledges that is
unconditionally liable and legally and validly indebted to Lender in accordance with the terms of the Guaranty, and such indebtedness is not subject to any defense, counterclaim or offset. MCT consents to the delivery of this Sixth Amendment and the modifications made herein, and affirms that the Guaranty is in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under or in any way connected with the Loan Agreement and this Sixth Amendment, whether now existing or hereafter arising including, without limitation, principal, interest, costs and expenses of collection.

     5.   Miscellaneous.

     (a) This Sixth Amendment constitutes the entire understanding among Borrower, MCT and Lender concerning the modification of the Loan Agreement. All prior and contemporaneous negotiations and understandings are merged in this Sixth Amendment.

     (b)  The captions preceding the sections of this Sixth
Amendment are for convenience of reference only. They are not a part of this sixth Amendment and shall not be considered in construing its meaning or effect.

     (c) Borrower and MCT shall pay the attorneys' fees and costs incurred by Lender in connection with the modification of the Loan Agreement evidenced by this Sixth Amendment.

     (d) This Sixth Amendment may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. The parties hereto agree that a facsimile transmission of an executed counterpart of this Sixth Amendment shall have the same binding effect upon the signatory as an executed and delivered original hereof. The parties hereto further agree, for confirmatory purposes only, to exchange copies of executed counterpart originals promptly after the aforesaid facsimile transmission so that each party may have one fully executed original hereof.

     (e) This Sixth Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF the parties hereto have caused this Sixth
Amendment to be duly executed the day and year first above written.

                              Borrowers:
                              MARK CENTERS LIMITED PARTNERSHIP,
                              a Delaware limited partnership

                              By:  MARK CENTERS TRUST, a Maryland
                                   business trust, its general
                                   partner

                              By:  /s/  Joshua Kane
                                        Senior Vice President
                                        and Chief Financial
                                        Officer

                              MARK CENTERS TRUST, a Maryland
                              business trust

                              By:  /s/  Joshua Kane
                                        Senior Vice President
                                        and Chief Financial
                                        Officer

                              Lender:
                              MELLON BANK, N.A., national banking
                              association

                              By:  /s/ Wayne R. Evans
                                       Senior Vice President